UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2006

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2006, Jo-Ann Stores, Inc. and all of its wholly-owned guarantor subsidiaries entered into a fifth amendment to its existing amended senior secured credit facility (the "Fifth Amendment to Credit Agreement") with the lenders of that facility, led by Bank of America Retail Finance, Inc. The Fifth Amendment to Credit Agreement, among other things, increases the size of the facility from its current $350 million to $425 million, improves advance rates on inventory during peak borrowing periods, and modifies the required consolidated net worth covenant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

February 27, 2006	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary